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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)

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

                                               Thirteen Weeks Ended                             Thirteen Weeks Ended
                                                  July 31, 1999                                    August 1, 1998
                                    ---------------------------------------------   --------------------------------------------
                                        Income         Shares        Per Share          Income          Shares        Per Share
                                                                      Amount                                           Amount

Basic EPS
  Net Income                           $ 6,375         22,079         $ 0.29            $ 6,038         22,001          $ 0.27

Effect of Dilutive Securities
  Stock Options                                         1,328                                            1,225
                                    ---------------------------------------------   --------------------------------------------
Diluted EPS                            $ 6,375        $23,407         $ 0.27            $ 6,038         23,226          $ 0.26
                                    =============================================   ============================================


                                               Twenty-six Weeks Ended                           Twenty-six Weeks Ended
                                                   July 31, 1999                                    August 1, 1998
                                    ---------------------------------------------   --------------------------------------------
                                        Income         Shares        Per Share          Income          Shares        Per Share
                                                                      Amount                                           Amount

Basic EPS
  Net Income                           $ 12,844         22,061        $ 0.58            $11,052         21,965         $  0.50

Effect of Dilutive Securities
  Stock Options                                          1,302                                           1,234
                                    ---------------------------------------------   --------------------------------------------
Diluted EPS                            $ 12,844        $23,363        $ 0.55            $11,052         23,199         $  0.48
                                    =============================================   ============================================

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